                                                              EXHIBIT EX-21

LIST OF SUBSIDIARIES OF TRANSAMERICA CORPORATION

     All majority owned subsidiaries are included in the consolidated financial statements of the Corporation (all voting securities owned 100% directly or indirectly by the Corporation).

                                                             Jurisdiction of
                                                              Organization
                                                                 of Named
                                                               Subsidiary
                                                             _______________

ARC Reinsurance Corporation                                  Hawaii

Coast Service Company                                        California

Inter-America Corporation                                    California

Mortgage Corporation of America                              California

Pyramid Insurance Company, Ltd.                              Hawaii
   Pacific Cable Ltd.                                        Bermuda
      TC Cable, Inc. (25% ownership)                         Delaware

River Thames Insurance Company Ltd. (51% ownership)          United Kingdom

RTI Holdings, Inc.                                           Delaware

TCS Inc.                                                     Delaware

Trans International Entities Inc.                            Delaware

Transamerica Airlines, Inc.                                  Delaware

Transamerica Asset Management Group, Inc.                    Delaware
   Transamerica Fund Management Company                      Delaware
      Transamerica Fund Distributors, Inc.                   Maryland
      Inserco, Inc.                                          Texas
   Criterion Investment Management Company                   Texas
      Criterion Rogge Global Advisers, Inc. (50% ownership)  Texas

Transamerica Corporation (Oregon)                            Oregon

                                                            Jurisdiction of
                                                              Organization
                                                                 of Named
                                                               Subsidiary
                                                             _______________

Transamerica Finance Group, Inc.                             Delaware
   BWAC Twelve, Inc.                                         Delaware
      Transamerica Insurance Finance Corporation             Maryland
         Transamerica Insurance Finance Corporation,
           California                                        California
         Transamerica Insurance Finance Corporation, Canada  Canada
         Transamerica Insurance Finance Company (U.K.)       Maryland
   Transamerica Financial Services Finance Company           Delaware
   Transamerica HomeFirst, Inc.                              California
   Transamerica Finance Corporation                          Delaware
      Arcadia General Insurance Company                      Arizona
      Arcadia National Life Insurance Company                Arizona
      First Credit Corporation (Delaware)                    Delaware
      Pacific Finance Loans                                  California
      Pacific Service Escrow Inc.                            Delaware
      Transamerica Acceptance Corporation                    Delaware
      Transamerica Automobile Leasing                        Nevada
      Transamerica Credit Corporation                        Washington
      Transamerica Financial Consumer Discount Company       Pennsylvania
      Transamerica Financial Corporation                     Nevada
      Transamerica Financial Professional Services, Inc.     California
      Transamerica Financial Services, Inc.                  British Columbia
      Transamerica Financial Services                        California
         Transamerica Servicing, Inc.                        California
      Transamerica Financial Services                        Wyoming
      Transamerica Financial Services Company                Ohio
      Transamerica Financial Services, Inc.                  Alabama
      Transamerica Financial Services, Inc.                  Arizona
      Transamerica Financial Services, Inc.                  Kansas
      Transamerica Financial Services Inc.                   Minnesota
      Transamerica Financial Services, Inc.                  New Jersey
      Transamerica Financial Services, Inc.                  Texas
      Transamerica Financial Services (Inc.)                 Oklahoma
      Transamerica Financial Services of Dover, Inc.         Delaware
      Transamerica Insurance Administrators, Inc.
        (Delaware)                                           Delaware
      TELCO Holding Co., Inc.                                Delaware
      Transamerica Commercial Finance Corporation, I         Delaware
         Transamerica Inventory Finance Corporation          Delaware
            Transamerica Commercial Finance Corporation      Delaware
               TCF Asset Management Corporation              Colorado
         Transamerica Business Credit Corporation            Delaware
         BWAC Credit Corporation                             Delaware
         BWAC International Corporation                      Delaware

                                                            Jurisdiction of
                                                              Organization
                                                                 of Named
                                                               Subsidiary
                                                             _______________

         BWAC Seventeen, Inc.                                Delaware
            Transamerica Commercial Finance Corporation,
              Canada                                         Canada
               TCF Asset Management Corporation, Canada      Canada
                  Macey (North) Limited                      Ontario
               TCF Commercial Leasing Corporation, Canada    Ontario
            Transamerica Commercial Finance Canada, Limited  Ontario
         Transamerica Commercial Finance France S.A.         France
         BWAC Twenty-One, Inc.                               Delaware
            Transamerica Commercial Holdings Limited         United Kingdom
               Transamerica Trailer Leasing Limited (51%)    United Kingdom
            Transamerica Commercial Finance Limited          United Kingdom
         Transamerica GmbH Inc.                              Delaware
            Transamerica Financieringsmattschappij B.V.      Netherlands
            Transamerica Finanzierungs GmbH                  Germany
         Transamerica Rental Finance Corporation             Delaware
      TA Leasing Holding Co., Inc.                           Delaware
         Transamerica Leasing Inc.                           Delaware
            Transamerica Leasing Holdings, Inc.              Delaware
               Intermodal Equipment, Inc.                    Delaware
                  Transamerica Leasing N.V.                  Belgium
                  Transamerica Leasing Srl.                  Italy
               Transamerica Container Acquisition
                 Corporation                                 Delaware
                  Transamerica Container Acquisition II
                    Corporation                              Delaware
               Transamerica Distribution Services Inc.       Delaware
               Transamerica Leasing AB                       Sweden
               Transamerica Leasing Coordination Center      Belgium
               Transamerica Leasing do Brasil S/C Ltda.      Brazil
               Transamerica Leasing GmbH                     Germany
               Transamerica Leasing (HK) Ltd.                Hong Kong
               Transamerica Leasing Limited                  United Kingdom
                  ICS Terminals (U.K.) Limited               United Kingdom
               Transamerica Leasing Pty. Ltd.                Australia
               Transamerica Leasing (Canada) Inc.            Canada
               Transamerica Trailer Holdings I Inc.          Delaware
               Transamerica Trailer Holdings II Inc.         Delaware
               Transamerica Trailer Leasing (Belgium) N.V.   Belgium
               Transamerica Trailer Leasing
                 (Netherlands) B.V.                          Netherlands
               Transamerica Trailer Leasing A/S              Denmark
               Transamerica Trailer Leasing GmbH             Germany
               Transamerica Trailer Leasing S.A.             France
               Transamerica Trailer Leasing S.p.A.           Italy
               Transamerica Trailer Spain, S.A.              Spain
               Transamerica Transport Inc.                   New Jersey

                                                            Jurisdiction of
                                                              Organization
                                                                 of Named
                                                               Subsidiary
                                                             _______________

Transamerica Homes, Inc.                                     Delaware

Transamerica Information Management Services, Inc.           Delaware

Transamerica Insurance Corporation of California             California
   Arbor Life Insurance Company                              Arizona
   Plaza Insurance Sales, Inc.                               California
   Transamerica Advisors, Inc.                               California
   Transamerica Annuity Service Corporation                  New Mexico
   Transamerica Financial Resources, Inc.                    Delaware
   Transamerica Insurance Securities Sales Corporation       Maryland
   Transamerica International Insurance Services, Inc.       Delaware
   Transamerica Occidental Life Insurance Company            California
      First Transamerica Life Insurance Company              New York
      NEF Investment Company                                 Delaware
      Transamerica Life Insurance and Annuity Company        California
         Transamerica Assurance Company                      Colorado
         Transamerica Occidental Life Insurance Company
           of Illinois                                       Illinois
      Transamerica Life Insurance Company of Canada          Canada
   Transamerica Products, Inc.                               California
      Transamerica Leasing Ventures, Inc.                    California
      Transamerica Products I, Inc.                          California
      Transamerica Products II, Inc.                         California
      Transamerica Products IV, Inc.                         California
   Transamerica Service Company                              Delaware

Transamerica International Holdings, Inc.                    Delaware
   TC Cable, Inc. (75% ownership)

Transamerica International Limited                           Canada

Transamerica Investment Services, Inc.                       Delaware

Transamerica Land Capital, Inc.                              California
   Bankers Mortgage Company of California                    California

Transamerica Overseas Finance Corporation N.V.               Netherlands
                                                               Antilles

Transamerica Properties, Inc.                                Delaware

                                                            Jurisdiction of
                                                              Organization
                                                                 of Named
                                                               Subsidiary
                                                             _______________

Transamerica Realty Services, Inc.                           Delaware
   The Gilwell Company                                       California
   Pyramid Investment Corporation                            Delaware
   Transamerica Minerals Company                             California
   Transamerica Oakmont Corporation                          California
   Transamerica Real Estate Management Co.                   California
   Transamerica Retirement Management Corporation            Delaware
   Ventana Inn, Inc.                                         California

Transamerica Systems Corporation                             Delaware

Transamerica Telecommunications Corporation                  Delaware